                                                              Exhibit 3.1(a)(iv)

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        SOUTHERN PERU COPPER CORPORATION


         SOUTHERN PERU COPPER CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said Corporation at a meeting duly called and held duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment advisable and directing that said amendment be submitted to the stockholders of the Corporation for their consideration and action by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware.

         SECOND: That thereafter the necessary number of stockholders as required by statute, acting by written consent pursuant to Section 228 of the General Corporation Law of the state of Delaware, adopted and approved said amendment.

         THIRD: That the resolution setting forth said amendment is as follows:

                  "RESOLVED, that this Board of Directors proposes and hereby declares it advisable and for the benefit of this Corporation to amend Article FOURTH of this Corporation's Certificate of Incorporation, as heretofore amended, so that as amended Article FOURTH shall be and read and provide as follows:

         'FOURTH: Shares, Classes, Preferences, and Rights of Stock.

         (A)  Authorized Shares

         The total-number-of-shares of all classes of stock which the Corporation shall have authority to issue is 1,134,370 shares consisting of:

              150,000 shares of Class A Common Stock, as hereinafter defined with the par value of $100 per share; and

              984,370 shares of Common Stock with the par value of $100 per share.

         (B)  Designation of Classes of Shares

         One hundred fifty thousand (150,000) shares of the authorized shares, with the par value of $100 per share and an aggregate par value of $15,000,000, shall be known as "Class A Common Stock" and nine hundred eighty-four thousand three hundred seventy (984,370) shares of the authorized shares, with the par value of $100 per share and an aggregate par value of $98,437,000, shall be known as "Common Stock". The preferences, limitations and relative rights in respect of the shares of each class are stated below.

         (C)  Class A Common Stock

         SECTION 1. General. Any unissued shares of Class A Common Stock may be issued from time to time in one or more series. All shares of Class A Common Stock shall be of equal rank and shall be identical, except in respect of the particulars that may be fixed by the Board of Directors as hereinafter provided pursuant to authority which is hereby expressly vested in the Board of Directors; and each share of a series shall be identical in all respects with the other shares of such series. Before any shares of Class A Common stock of any particular series shall be issued, the Board of Directors shall fix and determine and is hereby expressly empowered to fix and determine, in the manner provided by law, the following provisions of the shares of each such series so far as not inconsistent with the provisions of this Article FOURTH applicable to all series of Class A Common Stock.

                  (a) The distinctive designation of such series and the number of shares which shall constitute such series;

                  (b) The dividends payable on shares of such series, the conditions upon which and the dates when such dividends shall be payable;

                  (c) The circumstances, if any, under which the shares of such series will be converted into shares of Common Stock, and the price or prices or the rate or rates of exchange;

                  (d) The amount payable on shares of such series in the event of any liquidation, dissolution or winding-up of the affairs of the Corporation;

                  (e) Any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of shares of such series not fixed and determined in this Article FOURTH.

         SECTION 2. Cash Dividends. The holders of the Class A Common Stock of each series, in preference to the holders of Common Stock, shall be entitled to receive, out of the assets of the Corporation which are by law available for the payment of dividends, such dividends and such amounts and payable at such time or times, cumulative or non-cumulative, as shall be defined for such series by the Board of Directors.

         SECTION 3. Conversion. (a) Conversion Terms. The circumstances, if any, under which shares of a series of Class A Common Stock shall be converted into shares of Common Stock and the price or prices or the rate or rates of exchange shall be as fixed and determined by the Board of Directors in any resolution providing for the issue of any particular series of Class A Common Stock.

                  (b) Conversion Procedure. Within thirty (30) days of the taking effect of any conversion, the Corporation shall give written notice to each holder of converted shares of Class A Common Stock that conversion has become effective. Thereafter each such holder shall surrender the certificate or certificates of Class A Common Stock, duly endorsed to the Corporation or in blank, at the office of any Transfer Agent for the Class A Common Stock (or such other place as shall be designated by the Corporation), and shall state in writing the name or names in which he wishes the certificate or certificates of Common Stock to be issued, and in absence of such statement the Common Stock shall be issued in a certificate or certificates corresponding to the certificate or certificates representing the shares of Class A Common Stock converted. The Corporation will, as soon as practicable thereafter, deliver at said office to such holder of shares of the Class A Common Stock or to his nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid. Shares of the Class A Common Stock shall be deemed to have been converted and no longer outstanding as of the conversion date, and the person or persons in whose name the Common Stock is issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common

         Stock, including, without limitation, the declaration and payment of dividends on Common Stock, whether or not the Corporation has given notice and delivered certificates and whether or not such persons have surrendered certificates of Class A Common Stock as herein provided.

                  (c) Fractional Shares. No fraction of a share of Common Stock shall be issued upon any conversion but, in lieu thereof, there shall be paid an amount in cash equal to the same fraction of the net book value of a full share of Common Stock as shown on the most recent audited balance sheet preceding the date upon which such shares are converted.

                  (d) Effect of Recapitalization on Conversion. In case the Corporation shall be recapitalized, or shall be consolidated with or merged into, or shall sell or transfer its property and assets as, or substantially as, an entirety to any other corporation, proper provisions shall be made as a part of the terms of such recapitalization, consolidation, merger, sale or transfer whereby the holder of any shares of Class A Common Stock at the time outstanding immediately prior to such event thereafter shall be subject to conversion, with respect to securities of the Corporation resulting from such recapitalization, consolidation or merger or to which such sale or transfer shall be made, as shall be substantially equivalent to the provisions for conversion herein.

         SECTION 4. Priority in Event of Dissolution, Liquidation, Etc. (b) Nature of Priority. Subject to the remaining provisions of this Section, the Class A Common Stock shall be preferred over the Common Stock as to the net assets of the Corporation.

                  (b) Priority Distribution. In event of any dissolution, liquidation or winding-up of the affairs of the Corporation, after payment or provisions for payment of the debts and other liabilities of the Corporation, the holder of each share of a series of Class A Common Stock shall be entitled to receive, out of the net assets of the Corporation an amount in cash for each share equal to the amount fixed and determined by the Board of Directors in any resolution providing for the issue of any particular series of Class A Common Stock, plus an amount equal to all dividends accrued and unpaid on each such share up to the date fixed for distribution, before any distribution shall be made to the holders of Common Stock, and thereafter shall share ratably with the holder of Common Stock in the net assets of the Corporation remaining after such priority distribution.

                  (c) Merger, Sale of Assets, etc. Neither the merger nor consolidation of the Corporation, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed to be a liquidation, dissolution or winding-up of the affairs of the Corporation within the meaning of this Section 4.

         (D) Common Stock

         SECTION 1. Dividends.

                  (a) Source and Medium. Subject to the limitations prescribed in this Article FOURTH and any further limitations prescribed in accordance therewith, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of the Common Stock.

                  (b) Limitations Upon Dividends. No dividends other than dividends payable only in shares of Common Stock shall be paid on the Common Stock until cash dividends on each outstanding share of Class A Common Stock in the full amount payable as provided in any resolution providing for the issue of any particular series of Class A Common Stock, shall have been paid or been declared and set apart for payment.

         SECTION 2. Rights on Dissolution, Liquidation, etc. In event of any dissolution, liquidation or winding-up of the affairs of the Corporation, the holders of Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, and the amounts to which the holders of the Class A Common Stock shall be entitled as a priority distribution, to share ratably with the holders of the Class A Common Stock in the net assets of the Corporation remaining after such priority distribution.

         (A) General

         SECTION 1. Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of effecting the conversion or exchange of the shares of the Class A Common Stock the full number of shares of Common Stock then deliverable upon the conversion or exchange of all shares of the Class A Common Stock at the time outstanding.

         SECTION 2. Voting. Holders of Common Stock and holders of Class A Common Stock shall have voting rights. At every meeting of the stockholders, every holder of Common Stock and every holder of Class A Common Stock shall be entitled to one vote, in person or by proxy, for each share of said Common Stock and each share of Class A Common Stock, respectively, standing in his name on the books of the Corporation. Common Stock and Class A Common Stock shall vote together as a single class except as otherwise required by law.

         SECTION 3. Preemptive Rights and Related Matters. Each holder of shares of any class of the capital stock of the Corporation shall have the first right to purchase shares (and securities convertible into shares) of any class of the capital stock of this Corporation that from time to time may be issued (whether or not presently authorized), including shares from the treasury of this Corporation, in the ratio that the number of shares of capital stock held by such holder at the time of issue bears to the total number of shares of capital stock outstanding at time of issue (excluding shares held in the treasury of the Corporation). This right shall terminate with respect to any shares preempted to the extent the respective shareholder does not pay for such shares within ten
(10) days of receipt of a notice in writing from the Corporation stating the prices, terms and conditions of the issue and inviting such stockholder to exercise his preemptive rights. The authorized but unissued shares of Common Stock and Class A Common may be issued for such consideration, not less than the respective par value thereof, as may be fixed from time to time by the Board of Directors, provided that shares of capital stock of the Corporation shall not be issued for consideration other than foreign or domestic currency or in payment of a debt of the Corporation without the consent of the holders of two-thirds of the outstanding voting shares. Preemptive rights may be exercised by paying the offering price to the Corporation or, in the case of offerings in foreign currency or in payment of a debt of the Corporation, by paying the equivalent amount in currency of the United States of America.

         SECTION 4. Negation of Equitable Interests in Shares or Rights. The Corporation shall be entitled to treat the record holder of any shares of the Corporation's capital stock as the owner thereof for all purposes, including all rights deriving from such shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, including, but without limiting the generality thereof, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the record holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such purchaser, assignee, transferee or other person. Any such purchaser, assignee, transferee or other person shall not be entitled to receive notice of the meetings of stockholders; to vote at such meetings; to examine a complete list of the stockholders entitled to vote at meetings; or to own, enjoy, and exercise any other property or rights deriving from such shares against the Corporation, until such purchaser, assignee, transferee or other person has become the record holder of such shares.

         SECTION 5. Stock Dividends and Stock Splits. As long as any shares of Class A Common Stock are outstanding

                  (a) the Corporation shall not pay any dividend on any class of capital stock payable in shares of such class of capital stock and shall not effect any stock split or recombination with respect to any class of capital stock unless a stock dividend at the same rate is paid on each other class of capital stock outstanding payable in shares of such other class of capital stock or each other class of capital stock outstanding is split or recombined in the same proportion, as the case may be, and

                  (b) the Corporation shall not pay any dividend on any class of capital stock payable in shares of any other class of capital stock.'"

         FOURTH: That said amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FIFTH: That the capital of said Corporation will not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, said SOUTHERN PERU COPPER CORPORATION has caused its corporate seal to be hereunto affixed and this certificate to be signed by Mr. A.B. White, its Executive Vice President, and Mr. A.J. Gillespie, Jr., its Secretary, this 25th day of February, 1976.


                                            SOUTHERN PERU COPPER
                                             CORPORATION


                                            By /s/ Mr. A.B. White
                                               ---------------------------------
                                                  Executive Vice President
                                            and

                                       ATTEST:

                                            By /s/A.J. Gillespie, Jr.
                                               ---------------------------------
                                                          Secretary